Exhibit 99.1

Shoulder Innovations Reports Second Quarter 2026 Financial Results and Raises Full Year Outlook
Generates First Half 2026 Revenue Growth of 60%
Grand Rapids, MI – August 6, 2026 – Shoulder Innovations, Inc. (Shoulder Innovations, or the company) (NYSE: SI), a commercial-stage medical technology company exclusively focused on transforming the shoulder surgical care market, today reported financial results for the second quarter ended June 30, 2026.
Second Quarter Financial Highlights
•Generated net revenue of $17.2 million in the second quarter, a 56% increase over the second quarter of 2025
•Achieved gross margin of 78.3% for the second quarter compared to 76.2% for the second quarter of 2025
•Increased average selling price of our implant systems to $7,674 in the second quarter, a 5% increase over the second quarter of 2025
•Increased full year 2026 net revenue guidance to $67 million to $69 million, representing growth of approximately 42% to 46% over full year 2025 net revenue
Recent Business Highlights
•Sold 2,238 total implant systems in the second quarter, an approximate 50% increase over the second quarter of 2025
•Initiated full commercial launch of the N-22 glenosphere for patients with metal hypersensitivity
•Initiated full commercial launch of a new titanium plasma spray (TPS) baseplate line extension for reverse procedures
•Closed two new credit facilities for an aggregate amount of up to $50 million with Stifel Venture Banking, refinancing existing debt and adding undrawn working capital capacity
•Expanded commercial organization in the second quarter to support increased business scale
"Our second quarter results build on a strong start to the year and reflect remarkable momentum across every dimension of our business,” said Rob Ball, CEO of Shoulder Innovations. “We continued to rapidly onboard new surgeons against a large, underpenetrated market opportunity, deepened utilization within our existing surgeon base, and advanced a broad and increasingly differentiated product pipeline. This performance resulted in net revenue growth of 56% and implant volume growth of approximately 50%, enabling us to increase our outlook for the full year.”

Mr. Ball continued, “Our confidence in what lies ahead has never been stronger. The commercial organization we’ve built continues to perform, our innovation pipeline is growing, and our conviction in the team’s ability to execute is high. With a strengthened financial foundation following our recent debt refinancing, we believe Shoulder Innovations remains in the early stages of what we can accomplish in transforming shoulder surgical care, and we look forward to demonstrating that in the back half of 2026 and beyond.”

Second Quarter 2026 Financial Results

Net revenue in the second quarter of 2026 increased 56% to $17.2 million, compared to $11.0 million in the second quarter of 2025. The increase was due to an increase in the number of implant systems sold, as well as an increase in the number of customers.
Gross margin in the second quarter of 2026 was 78.3%, compared to 76.2% in the second quarter of 2025. The increase was was due to increases in the average selling price of implant systems, as well as benefits from negotiated cost reduction programs.
Selling, general and administrative expenses in the second quarter of 2026 increased 56% to $20.1 million, compared to $12.8 million in the second quarter of 2025. The increase was primarily due to investments in the commercial organization, higher variable selling expenses, and increased costs associated with becoming a public company.
Research and development expenses in the second quarter of 2026 increased 141% to $3.4 million, compared to $1.4 million in the second quarter of 2025. The increase was due to investment in new product development efforts, including development related to the robotic platform strategic partnership.
Operating loss in the second quarter of 2026 was $10.0 million, compared to a loss of $5.9 million in the second quarter of 2025. Net loss in the second quarter of 2026 was $10.2 million, compared to a net loss of $19.2 million in the second quarter of 2025. The increase in operating loss was primarily related to increased operating expenses, while the decrease in net loss was primarily due to a significant prior year charge related to changes in the fair value of the company's preferred stock warrant liability and Series E purchase option.
Adjusted EBITDA in the second quarter of 2026 was a loss of $8.0 million, compared to a loss of $18.1 million in the second quarter of 2025. The decrease in loss was primarily due to a significant prior year charge related to changes in the fair value of the company's preferred stock warrant liability and Series E purchase option.
As of June 30, 2026, cash and cash equivalents, and marketable securities totaled $99.0 million.
2026 Financial Outlook
Shoulder Innovations expects net revenue for the full year 2026 to be in the range of $67 million to $69 million, representing growth of approximately 42% to 46% over full year 2025 net revenue. This compares to prior guidance of $65 million to $68 million, representing growth of approximately 37% to 44% over full year 2025 net revenue.
Conference Call
Management will host a conference call today, August 6, 2026, at 4:30 p.m. ET / 1:30 p.m. PT to discuss the company’s second quarter 2026 financial results. Those interested in listening to the conference call may do so by dialing (877) 407-8216 for domestic callers or (412) 902-1015 for international callers and providing access code 13761097. A live and archived webcast of the event will be available in the "Investor Relations" section of the Shoulder Innovations website at https://ir.shoulderinnovations.com.
Use of Non-GAAP Financial Measures and Key Business Metrics
In addition to our results and measures of performance determined in accordance with U.S. GAAP, we believe that non-GAAP financial measures can be useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions. We use and present Adjusted EBITDA for this purpose. We define Adjusted EBITDA as net loss before interest (income) expense, net, income tax expense, loss on extinguishment of debt, depreciation and amortization, and stock-based compensation expense. We have reconciled our historic non-GAAP financial measures to the applicable most comparable GAAP measures in this press release.

We believe that Adjusted EBITDA, together with a reconciliation to net loss, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these potential limitations include: (i) other companies, including companies in our industry which have similar business arrangements, may report Adjusted EBITDA, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures; (ii) although depreciation and amortization expenses are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditures for such replacements or for new capital expenditure requirements; (iii) Adjusted EBITDA also does not reflect changes in, or cash requirements for, our working capital needs or the potentially dilutive impact of stock-based compensation; and (iv) Adjusted EBITDA does not reflect the interest (income) expense, net, or the cash requirements necessary to service interest or principal payments, on existing or future debt that we may incur. Because of these and other limitations, you should consider Adjusted EBITDA only as supplemental to other GAAP-based financial measures.
In addition, we believe that the number of implant systems sold is a key business metric and a useful indicator of our ability to drive demand for our implant systems, generate net revenue and expand our business. We regularly review a number of operating and financial metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate our business plan and make strategic decisions.
About Shoulder Innovations
Shoulder Innovations is a commercial-stage medical technology company exclusively focused on transforming the shoulder surgical care market, with a current offering of advanced implant systems for shoulder arthroplasty. These systems are a core element of Shoulder Innovations’ ecosystem, which is designed to improve core components of shoulder surgical care – preoperative planning, implant design and procedural efficiency – to benefit each stakeholder in the care chain. Shoulder Innovations’ ecosystem is also comprised of enabling technologies, efficient instrument systems, specialized support and surgeon-to-surgeon collaboration. Together, these elements seek to address the long-standing clinical and operational challenges in the shoulder surgical care market by delivering predictable outcomes, procedural simplicity, and efficiency across all sites of care.
Forward-Looking Statements
This press release contains, and other communications of the company may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,”

“plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.”
Statements concerning the company’s future are forward-looking statements, and are based on management’s current expectations, assumptions and beliefs about the company’s business, financial performance, creation of long-term shareholder value, operating results, the industry in which we operate and possible future events. These statements include, but are not limited to, statements regarding the company’s anticipated growth prospects and future operating and financial performance. Forward-looking statements convey the company’s expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, assumptions and other important factors, which may change over time and many of which are beyond the company’s control, and which could cause the company’s actual results to materially and adversely differ from those expressed in any forward-looking statement, including (i) our history of significant net losses; (ii) failure to manage the growth of our business; (iii) our inability to compete successfully against our existing or potential competitors; (iv) failure to develop, retain, or expand an effective dedicated commercial leadership team; (v) risks associated with litigation; (vi) our dependence upon the adoption of our implant systems by hospitals, ambulatory surgery centers, surgeons and patients; (vii) our ability to enhance our implant systems, expand our indications and develop and commercialize additional products in a timely manner; (viii) risks associated with our third-party manufacturers and suppliers; (ix) demand forecasts for our implant systems; (x) our ability to demonstrate to shoulder specialists or key opinion leaders the merits of our implant systems; (xi) federal and state healthcare laws and government regulation and oversight over our devices and operations; (xii) our ability to obtain and maintain patent and other intellectual property protection over our products; (xiii) risks associated with our common stock; and (xiv) the other important factors described in our most recently filed Annual Report on Form 10-K and subsequent other filings with the Securities and Exchange Commission.
These documents are available in the Investor Relations section of the company’s website at www.shoulderinnovations.com (information on the website is not incorporated by reference into this press release and should not be considered part of this document).

You should not place undue reliance on forward-looking statements. The information in this press release is provided as of today’s date only, and, except as required by federal securities law, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or for any other reason after today.
Contact
Brian Johnston or Sam Bentzinger
Gilmartin Group LLC
ir@shoulderinnovations.com

Shoulder Innovations, Inc.
Condensed Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net revenue	$17,175	$11,013	$33,883	$21,145
Cost of goods sold	3,734	2,620	7,456	4,961
Gross profit	13,441	8,393	26,427	16,184
Selling, general, and administrative expenses	20,086	12,849	38,294	23,351
Research and development expenses	3,391	1,406	7,145	2,989
Operating loss	(10,036)	(5,862)	(19,012)	(10,156)
Other (income) expense
Interest (income) expense, net	(673)	216	(1,109)	583
Change in fair value of Series E purchase option	—	11,719	—	11,719
Loss on extinguishment of debt	589	—	589	—
Other expense, net	201	1,399	40	1,400
Total other (income) expense	117	13,334	(480)	13,702
Loss before income tax expense	(10,153)	(19,196)	(18,532)	(23,858)
Income tax expense	—	—	—	—
Net loss	$(10,153)	$(19,196)	$(18,532)	$(23,858)

Other comprehensive loss, net
Unrealized gain (loss) on marketable securities	(40)	1	(221)	(115)
Total other comprehensive gain (loss), net	(40)	1	(221)	(115)
Comprehensive loss	$(10,193)	$(19,195)	$(18,753)	$(23,973)

Net loss per share attributed to common stock – basic and diluted:
Net loss per share	$(0.49)	$(165.53)	$(0.90)	$(232.13)
Weighted average shares outstanding:
Weighted average common shares outstanding – basic and diluted	20,735,694	115,965	20,694,593	102,775

Shoulder Innovations, Inc.
Condensed Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$24,460	$26,871
Marketable securities	74,533	97,434
Trade accounts receivable, net of allowance for credit losses	10,873	8,268
Inventories, net	22,920	21,591
Prepaid expenses	2,329	1,518
Other current assets	2,292	1,483
Total current assets	137,407	157,165
Property and equipment, net	14,498	12,532
Operating lease right-of-use asset	69	110
Other assets	33	—
Intangible assets, net	—	100
Total assets	$152,007	$169,907
Liabilities, convertible preferred stock, and stockholders’ equity
Current liabilities
Accounts payable	$5,931	$8,874
Current operating lease obligations	37	62
Accrued liabilities	6,864	5,259
Total current liabilities	12,832	14,195
Long-term liabilities
Long-term debt	14,813	14,911
Other long-term liabilities	34	51
Total long-term liabilities	14,847	14,962
Total liabilities	$27,679	$29,157
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value, 730,000,000 shares authorized and 20,822,472 and 20,623,457 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	$21	21
Preferred stock, $0.001 par value, 20,000,000 shares authorized and no shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	240,343	238,012
Accumulated deficit	(115,932)	(97,400)
Accumulated other comprehensive income (loss)	(104)	117
Total stockholders’ equity	124,328	140,750
Total liabilities, convertible preferred stock, and stockholders’ equity	$152,007	$169,907

Shoulder Innovations, Inc.
Reconciliation of Reported Net Loss to Adjusted EBITDA
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(10,153)	$(19,196)	$(18,532)	$(23,858)
Interest (income) expense, net	(673)	216	(1,109)	583
Income tax expense	—	—	—	—
Loss on extinguishment of debt	589	—	589	—
Depreciation and amortization expense	1,133	717	2,265	1,385
Stock-based compensation expense	1,081	190	1,807	317
Adjusted EBITDA	$(8,023)	$(18,073)	$(14,980)	$(21,573)